UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12255 El Camino Real, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 837-5863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 31, 2015, Retrophin, Inc. (the “Company”) completed its acquisition from Asklepion Pharmaceuticals, LLC (“Asklepion”) of all worldwide rights, titles and ownership of Cholbam, which was Asklepion’s product containing cholic acid as an active ingredient, including all related contracts, data assets, intellectual property, regulatory assets and a Rare Pediatric Disease Priority Review Voucher (the “Assets”). On March 17, 2015, the U.S. Food and Drug Administration approved Cholbam for the treatment of bile acid synthesis disorders due to single enzyme defects and as adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea or complications from decreased fat soluble vitamin absorption. The acquisition was pursuant to the terms of an Asset Purchase Agreement, dated January 10, 2015 (the “Asset Agreement”), previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2015. Upon execution of the Asset Agreement, the Company paid Asklepion an upfront payment of $5 million.

Pursuant to the terms of the Asset Agreement, upon the completion of the acquisition, the Company paid Asklepion a one-time cash payment of $27 million, and issued Asklepion 661,278 shares of the Company’s common stock (the “Shares”). The Company has also agreed to pay Asklepion up to an additional $37 million upon the completion of milestones related to future net revenues associated with Cholbam, and has agreed to pay tiered royalties to Asklepion based on future net revenues associated with Cholbam.

Upon the completion of the acquisition, (a) the rights, titles and ownership of the Assets referable to territories outside the United States, its territories and possessions (other than the marketing authorization rights for Cholbam), were transferred to Retrophin International Holdings Limited, a wholly-owned subsidiary of the Company (“RIHL”), and (b) the marketing authorization rights for Cholbam for territories outside the United States, its territories and possessions (including the associated Orphan Drug Designation for Cholbam within the European Union), were transferred to Retrophin Europe Limited, a wholly-owned subsidiary of RIHL.

The issuance of the Shares was deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

The foregoing description of the terms of the Asset Agreement is qualified in its entirety by reference to the Asset Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure above in Item 2.01, which is incorporated by reference herein.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the effectiveness of Cholbam in treating bile acid synthesis disorders or peroxisomal disorders, as well as risks and uncertainties associated with the Company’s sales and marketing strategies. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K, as amended, and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: April 6, 2015	By:	/s/ Stephen Aselage

	Name:	Stephen Aselage
	Title:	Chief Executive Officer